              OPPENHEIMER MULTI CAP VALUE FUND
        Supplement dated _____________, 2002 to the
 Statement of Additional Information dated ______________,
                            2002

The Statement of Additional Information is changed as
follows:

1.         Class B, Class C, Class N and Class Y shares are
      not currently available for sale.

2.         The minimum initial purchase for Class A shares
      is $25,000 and the minimum subsequent investment is
      $5,000.  The minimum subsequent purchase amount
      through AccountLink is also $5,000.  The minimum
      initial and subsequent purchase amounts for
      retirement accounts are $5,000.

3.              No concessions are paid to brokers and
      dealers for the sale of Class A shares.  The
      distributor currently retains the entire sales charge.

4.              No Distribution or Service (12b-1) fee is
      currently paid on shares of the Fund.

5.              Networking through the National Securities
      Clearing Corporation, Federal Funds wires, PhoneLink,
      Internet access and automatic purchase and withdrawal
      plans are not available.

__________, 2002
                         PX0600.001